Exhibit (a)(51)

MANNING & NAPIER FUND, INC.

ARTICLES OF AMENDMENT

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

SECOND: As permitted by and in accordance with the Articles of Incorporation of the Corporation (the “Articles”) and Sections 2-408(c) and 2-605 of the Maryland General Corporation Law (“MGCL”), a majority of the Corporation’s Board of Directors (the “Board”) on May 13, 2010 adopted resolutions via unanimous written consent for the purpose of redesignating certain classes of the Corporation’s common stock, as set forth below:

Current Designation	New Designation
Pro-Blend Conservative Term Series Class D	Pro-Blend Conservative Term Series Class R
Pro-Blend Moderate Term Series Class D	Pro-Blend Moderate Term Series Class R
Pro-Blend Extended Term Series Class D	Pro-Blend Extended Term Series Class R
Pro-Blend Maximum Term Series Class D	Pro-Blend Maximum Term Series Class R

THIRD: The description of the shares of stock designated as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Articles and has not changed in connection with these Articles of Amendment.

FOURTH: Pursuant to Sections 2-408(c) and 2-605 of the MGCL and the authority granted to the Board in the Articles, a majority of the Board on May 13, 2010 adopted resolutions via unanimous written consent for the purpose of designating and classifying the following shares of the Corporation’s authorized, but unclassified and unissued shares, to the following series and classes of the Corporation:

Name of Series and Class	Number of Authorized, but Unclassified and Unissued Shares Remaining	Number of Shares Designated to Series and Class
World Opportunities Series – Class A	5,417,500,000	1,300,000,000

High Yield Bond Series – Class A	4,117,500,000	105,000,000
Equity Series – Class A	4,012,500,000	75,000,000
Pro-Blend Conservative Term Series – Class C	3,937,500,000	22,500,000
Pro-Blend Moderate Term Series – Class C	3,915,000,000	22,500,000
Pro-Blend Extended Term Series – Class C	3,892,500,000	22,500,000
Pro-Blend Maximum Term Series – Class C	3,870,000,000	22,500,000

FIFTH: The shares classified as World Opportunities Series Class A, High Yield Bond Series Class A, Equity Series Class A, Pro-Blend Conservative Term Series Class C, Pro-Blend Moderate Term Series Class C, Pro-Blend Extended Term Series Class C, and Pro-Blend Maximum Term Series Class C pursuant to the Board resolution set forth in ARTICLE FOURTH above have been classified by the Board pursuant to authority and power contained in the Articles, and shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles.

SIXTH: Upon filing for record these Articles of Amendment, the Corporation has the authority to issue the following shares as authorized, classified and designated as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	87,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class Z	2,500,000
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class S	125,000,000
Pro-Blend Maximum Term Series Class C	25,000,000
Pro-Blend Maximum Term Series Class Z	2,500,000
Pro-Blend Maximum Term Series Class R	2,500,000
Pro-Blend Maximum Term Series Class E	2,500,000
Pro-Blend Maximum Term Series Class I	200,000,000
Pro-Blend Conservative Term Series Class S	87,500,000
Pro-Blend Conservative Term Series Class C	25,000,000
Pro-Blend Conservative Term Series Class Z	2,500,000
Pro-Blend Conservative Term Series Class R	2,500,000
Pro-Blend Conservative Term Series Class E	2,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Pro-Blend Conservative Term Series Class I	75,000,000
Tax Managed Series Class A	87,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class Z	2,500,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000
World Opportunities Series Class A	2,500,000,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class Z	2,500,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class S	125,000,000
Pro-Blend Moderate Term Series Class C	25,000,000
Pro-Blend Moderate Term Series Class Z	2,500,000
Pro-Blend Moderate Term Series Class R	2,500,000
Pro-Blend Moderate Term Series Class E	2,500,000
Pro-Blend Moderate Term Series Class I	125,000,000
Pro-Blend Extended Term Series Class S	125,000,000
Pro-Blend Extended Term Series Class C	25,000,000
Pro-Blend Extended Term Series Class Z	2,500,000
Pro-Blend Extended Term Series Class R	2,500,000
Pro-Blend Extended Term Series Class E	2,500,000
Pro-Blend Extended Term Series Class I	200,000,000
International Series Class A	100,000,000
Life Sciences Series Class A	100,000,000
Technology Series Class A	100,000,000
Global Fixed Income Series Class A	50,000,000
New York Tax Exempt Series Class A	100,000,000
Ohio Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Equity Series Class A	200,000,000
Overseas Series Class A	100,000,000
High Yield Bond Series Class A	125,000,000
Commodity Series Class A	30,000,000
Core Bond Series Class A	125,000,000
Core Plus Bond Class A	125,000,000
Financial Services Series Class A	100,000,000
Dividend Focus Series Class A	100,000,000
Real Estate Series Class A	100,000,000
Target Income Series Class I	10,000,000
Target Income Series Class K	40,000,000
Target Income Series Class R	40,000,000
Target Income Series Class C	10,000,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Target 2010 Series Class I	10,000,000
Target 2010 Series Class K	40,000,000
Target 2010 Series Class R	40,000,000
Target 2010 Series Class C	10,000,000
Target 2020 Series Class I	10,000,000
Target 2020 Series Class K	40,000,000
Target 2020 Series Class R	40,000,000
Target 2020 Series Class C	10,000,000
Target 2030 Series Class I	10,000,000
Target 2030 Series Class K	40,000,000
Target 2030 Series Class R	40,000,000
Target 2030 Series Class C	10,000,000
Target 2040 Series Class I	10,000,000
Target 2040 Series Class K	40,000,000
Target 2040 Series Class R	40,000,000
Target 2040 Series Class C	10,000,000
Target 2050 Series Class I	10,000,000
Target 2050 Series Class K	40,000,000
Target 2050 Series Class R	40,000,000
Target 2050 Series Class C	10,000,000
Authorized but Unclassified and Unissued	3,847,500,000

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IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 13th day of May, 2010.

MANNING & NAPIER FUND, INC.

By:	/s/ B. Reuben Auspitz
B. Reuben Auspitz
President

[SEAL]

Attest:

/s/ Jodi Hedberg
Jodi L. Hedberg
Secretary

THE UNDERSIGNED, President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ B. Reuben Auspitz
B. Reuben Auspitz
President